Exhibit 99.2

To Securities Dealers, Commercial Banks,

Trust Companies and Other Nominees:

We are sending you this letter in connection with the distribution to our unitholders holding our common units representing a limited partner interest (“Common Units”) of non-transferable subscription rights (“Rights”) to purchase our Common Units. We have described the Rights and the rights offering in the enclosed Prospectus and evidenced the Rights by one or more rights certificate(s) registered in your name or the name of your nominee.

We are asking you to contact your clients for whom you hold our Common Units registered in your name or in the name of your nominee to obtain instructions with respect to the Rights. We have enclosed several copies of the following documents for you to use:

1.	The Prospectus;

2.	The “Instructions for Use of Star Gas Partners, L.P. Common Unit Rights Certificates”;

3.	Instructions For Certification of Taxpayer Identification Number on Form W-9;

4.	A form letter which may be sent to your clients for whose accounts you hold Common Units registered in your name or the name of your nominee;

5.	A Beneficial Owner Election Form, on which you may obtain your clients’ instructions with regard to the Rights;

6.	A Nominee Holder Certification Form;

7.	A Notice of Guaranteed Delivery; and

8.	A return envelope addressed to LaSalle Bank National Association, the subscription agent for the rights offering.

We request that you act promptly. You may obtain additional copies of the enclosed materials and may request assistance or information from the information agent, Georgeson Shareholder, at (888) 877-5392.

Very truly yours,

STAR GAS PARTNERS, L.P.

YOU ARE NOT AN AGENT OF LASALLE BANK NATIONAL ASSOCIATION NOR OF ANY OTHER PERSON (INCLUDING STAR GAS PARTNERS, L.P. OR GEORGESON SHAREHOLDER) WHO IS DEEMED TO BE MAKING OR WHO IS MAKING OFFERS OF OUR COMMON UNITS IN THE RIGHTS OFFERING, AND YOU ARE NOT AUTHORIZED TO MAKE ANY STATEMENTS ON THEIR OR OUR BEHALF, EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.